Exhibit 10.26

                           SITE IMPROVEMENT AGREEMENT



     THIS AGREEMENT is made this _______ day of _______________, 2000, by and between the CITY OF BLACK HAWK, COLORADO (the "City"), and WINDSOR WOODMONT BLACK HAWK RESORT CORP., a Colorado corporation (the "Developer").

                                    RECITALS:

     A. The Developer is the owner of certain real property located in the City of Black Hawk known as Black Hawk Casino By Hyatt which is more particularly described in Exhibit A attached hereto and made a part hereof (the "Property").

     B. The Developer desires to obtain an Excavation Permit within the meaning of Section 18-242 of the City of Black Hawk Municipal Code to perform an Excavation Project, and must therefore provide Completion Funds within the meaning of Sections 18-241 and 18-252 of the City of Black Hawk Municipal Code.

     C. The City and the Developer desire to enter into this Site Improvement Agreement as required by Section 18-241(3) in order specify the terms and conditions upon which the Completions Funds shall be disbursed, drawn upon and/or used by the City for completion of the Excavation Project or Site rehabilitation.

                                   AGREEMENT:

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the sufficiency of which are mutually acknowledged, the parties hereto agree as follows:

     1. Purpose. The purpose of this Agreement is to set forth the terms and conditions of the use of the Completion Funds submitted by the Developer to the City in order to secure an Excavation Permit for an Excavation Project for which Completion Funds are required within the meaning of Section 18-241(3) of the City of Black Hawk Municipal Code. All conditions contained herein are in addition to any and all requirements of the City of Black Hawk Subdivision Ordinance and Zoning Ordinance, the City of Black Hawk Territorial Charter, any and all state statutes, and any other sections of the City of Black Hawk Municipal Code, and are not intended to supersede any requirements contained therein. To the extent terms are contained herein which are otherwise undefined, such terms shall be defined as set forth in Article XII of Chapter 18 of the City of Black Hawk Municipal Code, as amended.

     2. Amount of Completion Funds. The Developer hereby agrees to submit to the City prior to the issuance of an Excavation Permit for the Property, funds in the amount of Five Million, Seven Hundred Ninety-Four Thousand, Five Hundred and

Twenty-Two Dollars and 80/100 ($5,794,522.80), which amount constitutes one hundred and ten percent (110%) of the amount necessary to complete the Excavation Project as set forth in Section 18-241(3) of the City of Black Hawk Municipal Code based on an actual bid attached hereto as Exhibit B, and incorporated herein by this reference (the "Completion Funds") which shall be provided pursuant to an Escrow Agreement, in the form which is attached as Exhibit C and incorporated by this reference and Five Hundred Twenty-Six Thousand Seven Hundred Seventy-Five Dollars and 20/100 ($526,775.20), constituting an additional ten percent (10%) of the total cost of the Excavation Project as Site Rehabilitation Security within the meaning of Section 18-251 of the City of Black Hawk Municipal Code, which shall be provided to the City in the form of cash or irrevocable letter of credit prior to the issuance of an excavation permit.

     3. Use of Completion Funds. In the event work is stopped on the Excavation Project, for a period of ten (10) consecutive days or more, other than for a demonstrated force majeure, the City shall draw upon the Completion Funds and, at its sole discretion, either complete the Excavation Project or otherwise rehabilitate the Property in accordance with the Site Rehabilitation standards set forth in City of Black Hawk Municipal Code ss.18-241(8). Upon completion of the Excavation Project or the Site Rehabilitation, the City shall release any remaining Completion Funds to the Developer within thirty (30) calendar days of completion of the City's work.

     4. Breach by the Developer; the City's Remedies. In the event of a breach of any of the terms and conditions of this Agreement by the Developer, the City Council shall be notified immediately and the City, may take such action as permitted and/or authorized by law, this Agreement, or the ordinances and Charter of the City to protect the public health, safety and welfare; to protect lot buyers and builders; and to protect the citizens of the City from hardship and undue risk. These remedies include, but are not limited to:

         a.    The revocation of an Excavation Permit;

         b. The refusal to issue any building permit or certificate of occupancy;

         c.    Any other remedy available at law.

Unless necessary to protect the immediate health, safety and welfare of the City, or to protect the City's interest with regard to the Completion Funds, the City shall provide the Developer thirty (30) days written notice of its intent to take any action under this paragraph during which thirty-day period the Developer may cure the breach described in the notice and prevent further action by the City.

     5. Observation. The City shall have the right to make reasonable engineering observations at the Developer's expense as the City may request. Observation, acquiescence in, or approval by any engineering inspector of any portion of the Excavation Project at any particular time shall not constitute the approval by the City of the Excavation Project.

     6. Completion of the Excavation Project. The Excavation Project shall be deemed completed at the time and as set forth in City of Black Hawk Municipal Code ss. 18-254, and if and when completed, the Completion Funds shall be disbursed in accordance with Paragraph 3 of this Agreement, pursuant to further instructions to the Escrow Agreement as set forth in the Escrow Agreement.

     7. Indemnification. The Developer shall indemnify and hold harmless the City, its officers, employees, agents or servants from any and all suits, actions, and claims of every nature and description caused by, arising from, or on account of any act or omission of the Developer, or of any other person or entity for whose act or omission the Developer is liable, with respect to the Excavation Project; and the Developer shall pay any and all judgments rendered against the City as the result of any suit, action, or claim, together with all reasonable expenses and attorneys fees incurred by the City in defending any such suit, action or claim.

     8. Waiver of Defects. In executing this Agreement the Developer waives all objections it may have concerning defects, if any, in the formalities whereby it is executed, or concerning the power of the City to impose conditions on the Developer as set forth herein, and concerning the procedure, substance, and form of the ordinances or resolutions adopting this Agreement.

     9. Modifications. This Agreement shall not be amended except by subsequent written agreement of the parties.

     10. Release of Liability. It is expressly understood that the City cannot be legally bound by the representations of any of its officers or agents or their designees except in accordance with the City of Black Hawk Municipal Code and the laws of the State of Colorado.

     11. Captions. The captions to this Agreement are inserted only for the purpose of convenient reference and in no way define, limit, or prescribe the scope or intent of this Agreement or any part thereof.

     12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns as the case may be.

     13. Invalid Provision. If any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision hereof, and all of the other provisions shall remain in full force and effect. It is the intention of the parties hereto that if any provision of this Agreement is capable of two constructions, one of which would render the provision void and the other which would render the provision valid, then the provision shall have the meaning which renders it valid.

     14. Governing Law. The laws of the State of Colorado shall govern the validity, performance and enforcement of this Agreement. Should either party institute legal suit or action for enforcement of any obligation contained herein, it is agreed that venue of such suit or action shall be in Gilpin County, Colorado.

     15. Attorney Fees. Should this Agreement become the subject of litigation to resolve a claim of default of performance by the Developer and a court of competent jurisdiction determines that the Developer was in default in the performance of the Agreement, the Developer shall pay the City's attorney fees, expenses, and court costs.

     16. Notice. All notice required under this Agreement shall be in writing and shall be hand-delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to the addresses of the parties herein set forth. All notices so given shall be considered effective seventy-two (72) hours after deposit in the United States mail with the proper address as set forth below. Either party by notice so given may change the address to which future notices shall be sent.

Notice to the City:        Development Coordinator
                           City of Black Hawk
                           P.O. Box 17
                           Black Hawk, Colorado  80422


With copy to:              James S. Maloney
                           Black Hawk City Attorney
                           Hayes, Phillips & Maloney, P.C.
                           1350 17th Street, Suite 450
                           Denver, Colorado  80202

Notice to Developer:       Daniel P. Robinowitz, Esq.
                           Windsor Woodmont Black Hawk Resort Corp.
                           2231 Valdina Street
                           Dallas, Texas 75207

With copy to:              Scott D. Albertson
                           Holley, Albertson & Polk, P.C.
                           1667 Cole Blvd. #100
                           Golden, CO 80401

     17. Approvals. Whenever approval or acceptance of the City is necessary pursuant to any provision of this Agreement, the City shall act reasonably and in a timely manner in responding to such request for approval or acceptance.

     18. Assignment or Assignments. There shall be no transfer or assignment of any of the rights or obligations of the Developer under this Agreement without the prior written approval of the City. The Developer agrees to provide the City with at least fourteen (14) days advance written notice of the transfer or assignment of any of the rights and obligations of the Developer under this Agreement.

     19. Recording of Agreement. This Agreement shall be recorded in the real estate records of Gilpin County and shall be a covenant running with the Property in order to put prospective purchasers or other interested parties on notice as to the terms and provisions hereof.

     20. Title and Authority. The Developer expressly warrants and represents to the City that it is the record owner of the property constituting the Property and further represents and warrants, together with the undersigned individual(s), that the undersigned individual(s) has or have full power and authority to enter into this Site Improvement Agreement. The Developer and the undersigned individual(s) understand that the City is relying on such representations and warranties in entering into this Agreement.

     WHEREFORE, the parties hereto have executed this Agreement on the day and year first above-written.

                                            CITY OF BLACK HAWK, COLORADO

                                            By:
                                              --------------------------------
                                                Kathryn E. Eccker, Mayor

ATTEST:


-----------------------------------
Deborah S. Yancy, CMC
City Clerk

APPROVED AS TO FORM:


-----------------------------------
James S. Maloney, City Attorney

                                            WINDSOR WOODMONT BLACK HAWK
                                            RESORT CORP.


                                            By:_______________________________

                                            Name:_____________________________

                                            Title:____________________________


STATE OF COLORADO           )
                            ) ss.
COUNTY OF _________________ )

         The foregoing instrument was subscribed, sworn to, and acknowledged before me this _______ day of _______________________, 20__, by
________________________________   as  the   _______________________________  of
Windsor Woodmont Black Hawk Resort Corp.

         My commission expires:  __________________________

(S E A L)

                                            ------------------------------
                                            Notary Public